UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 9, 2026

FIRSTSUN CAPITAL BANCORP
(Exact name of registrant as specified in its charter)

Delaware	001-42175	81-4552413
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
1400 16th Street, Suite 250
Denver, Colorado 80202
(Address of principal executive offices and zip code)

(303) 831-6704
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Voting Common Stock, $0.0001 Par Value	FSUN	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17CFR § 230.405) or 12b-2 of the Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02     Results of Operations and Financial Condition.
The information set forth under Item 7.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 7.01     Regulation FD Disclosure.
FirstSun Capital Bancorp (“FirstSun,” “we,” “us,” and “our”), the holding company for Sunflower Bank, National Association (the “Bank”), expects its second quarter 2026 financial results to be adversely affected by charge-offs, primarily related to two commercial lending relationships, and related increases in our provision for credit losses.
The first lending relationship is an asset-based loan to a materials distributor with an outstanding principal balance of approximately $23.6 million with no previous specific reserve as of March 31, 2026. Based on current information, we believe the borrower made fraudulent misrepresentations about its accounts receivable, collateral and historical financial results. The Bank initiated legal proceedings seeking the appointment of a receiver over the borrower and its assets, and a receiver has been appointed. While we plan to pursue all available sources of recovery and other means of mitigating the potential loss, at this time, we expect minimal recovery on the exposure. As a result, in the second quarter, we anticipate an approximate $22.0 million charge-off on this loan. We have notified the appropriate law enforcement authorities in connection with this matter. Based on our review of the circumstances, we believe this incident is an isolated occurrence and not indicative of broader exposure to fraud-related losses in connection with our lending activities.
The second lending relationship is a commercial and industrial loan to a technology company with an outstanding principal balance of approximately $16.0 million with no previous specific reserve as of March 31, 2026. Based on recent developments impacting the borrower’s business, including deterioration in the borrower’s financial performance in the second quarter, we anticipate an approximate $12.9 million charge-off on this loan.
Inclusive of the above-mentioned credit events, for the second quarter of 2026, we expect our provision for credit losses to be in the range of between $40 million and $41 million and charge-offs to be in the range of between $42 million and $43 million. As a result of these credit events, we are updating our 2026 full year credit outlook. For the full year 2026, inclusive of First Foundation Inc. beginning April 1, 2026, we expect net charge-offs to average loans to be in the high 50s range in basis points and we expect our allowance for credit losses to loans to be in the mid-140s to 150s range in basis points.
Management is not updating any other prior guidance at this time and will announce second quarter 2026 financial results on Monday, July 27, 2026, after market close and will host a conference call on Tuesday, July 28, 2026 at 11:00 a.m. (ET) to discuss its second quarter 2026 financial results.
Cautionary Note Regarding Forward-Looking Statements
Statements in this Current Report on Form 8-K which are not historical in nature are intended to be, and are hereby identified as, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, but are not limited to, statements regarding our expectations with respect to the referenced lending relationships, our beliefs related to our lending activities and statements related to our 2026 full year credit outlook. Words such as “expect,” “plan,” “believe,” “will,” “may,” “anticipate,” “continue,” “should,” “could,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence, which could cause actual results to differ materially from anticipated results. Such risks, uncertainties, and assumptions, include, among others, the following: management’s identification of additional factors or future adverse developments that impact the quality or composition of our loan portfolio; material changes to expectations or estimates of current risk in our commercial lending portfolio; the outcome of receivership, litigation or other legal proceedings against borrowers and guarantors, if applicable, may not result in recovery of amounts anticipated, or at all; the pace and cost of litigation to enforce our rights under our loan agreements; and the potential effects of events beyond our control that may have a destabilizing effect on financial markets, economic growth, customer and client behavior and the economy in general, such as an increase in unemployment levels, inflation and recessions, U.S. and global trade policies and tensions, including changes in, or the imposition of, tariffs and/or trade barriers, epidemics and pandemics, terrorist activities, wars and other foreign conflicts, essential utility outages, climate change, deterioration in the global economy, instability in the credit markets, disruptions in our customers’ supply chains or disruption in transportation.

We caution readers that the foregoing list of factors is not exclusive, is not necessarily in order of importance and readers should not place undue reliance on any forward-looking statements. Additional information concerning additional factors that could materially affect the forward-looking statements in this Current Report on Form 8-K can be found in the cautionary language included under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 and other documents subsequently filed by us with the SEC. Further, any forward-looking statement speaks only as of the date on which it is made and we do not intend to and disclaim any obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTSUN CAPITAL BANCORP

Date: July 9, 2026	By:	/s/ Neal E. Arnold
	Name:	Neal E. Arnold
	Title:	Chief Executive Officer and President